                                                               Exhibit 99-2





Analyst contact:
Dennis E. McDaniel
Vice President and Controller
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Immediate Release
---------------------

   OHIO CASUALTY CORPORATION ANNOUNCES CHANGE IN ITS BOARD OF DIRECTORS
   --------------------------------------------------------------------


FAIRFIELD, Ohio - July 15, 2002 - Ohio Casualty Corporation (NASDAQ: OCAS) announced that Edward T. Roeding has resigned from its Board of Directors, effective today. The Board of Directors thanks him for his contributions and extends him its best wishes.



Corporate Profile: Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 37th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2001). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $4.52 billion as of March 31, 2002.